Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ranger Energy Services, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 21, 2021, relating to the consolidated financial statements of PerfX Wireline Services, LLC, which appear in Ranger Energy Services, Inc.'s Current Report on Form 8-K/A dated September 21, 2021.
We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas
March 31, 2022